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                                                                      EXHIBIT 21

             Applied Bioscience International Inc. and Subsidiaries

                                  SUBSIDIARIES

  The subsidiaries of Applied Bioscience International Inc., as of March 15,
                             1996, are as follows:


                                                                          Jurisdiction of Incorporation or
               Name of Subsidiary                                                    Organized in
---------------------------------------------------------------------------------------------------------------
      Pharmaco International Inc.                                                         Texas
      Pharmaco International Holdings Inc.                                              Delaware
      Pharmaco LSR GmbH                                                                  Germany
      Pharmaco LSR S.A.                                                                  France
      Notsallow 33 Ltd.                                                              United Kingdom
      Pharmaco Investments, Inc.                                                        Delaware
      Pharmaco UK Ltd.                                                               United Kingdom
      APBI Environmental Sciences Group, Inc.                                           Virginia
      ENVIRON International Investments, Inc.                                           Delaware
      Paragon Global Services, S.A.                                                    Luxembourg
      APBI Investor Relations, Inc.                                                    New Jersey
      APBI Finance Corporation                                                          Delaware
      Leicester Clinical Research Centre Ltd.                                        United Kingdom
      PLSR Scandinavia AB                                                                Sweden
      Pharmaco LSR S.L.                                                                   Spain
      PLSR Beteiligungsverwaltungs GmbH                                                  Germany
      PLSR Sp. zo.o.                                                                     Poland
      PLSR Praha, s.r.o.                                                             Czech Republic
      Clinix International Inc.                                                         Delaware
      Cambridge Applied Nutrition Toxicology and Biosciences Limited                 United Kingdom
      Clinical Technology Centre (International) Limited                             United Kingdom
      Clinical Science Research International Limited                                United Kingdom

Pharmaco International Inc.; Pharmaco UK Ltd.; APBI Environmental Sciences Group, Inc.; APBI Investor Relations, Inc., APBI Finance Corporation, Leicester Clinical Research Centre, Ltd., and Clinix International Inc., are wholly owned subsidiaries of Applied Bioscience International Inc.

Pharmaco International Holdings Inc. and Pharmaco Investments, Inc. are wholly owned subsidiaries of Pharmaco International Inc.

Pharmaco LSR S.A., Notsallow 33 Ltd., PLSR Scandinavia AB, Pharmaco LSR S.L., and PLSR Beteiligungsverwaltungs GmbH are wholly owned subsidiaries of Pharmaco International Holdings Inc.

Pharmaco LSR GmbH is owned 74% by Pharmaco International Holdings Inc., and 26% by PLSR Beteiligungsverwaltungs GmbH.

PLSR Sp. zo.o. and PLSR Praha, s.r.o. are wholly owned subsidiaries of PLSR Beteiligungsverwaltungs GmbH.

ENVIRON International Investments, Inc. and Paragon Global Services, S.A. are wholly owned subsidiaries of APBI Environmental Sciences Group, Inc.

Cambridge Applied Nutrition Toxicology and Bioscience Limited, Clinical Technology Centre (International) Limited and Clinical Science Research International Limited are wholly owned subsidiaries of Pharmaco U.K. Ltd.

APBI Environmental Sciences Group, Inc., does business under the trade name ENVIRON.

Clinix International Inc., does business under the trade name the Chicago Center for Clinical Research.